Filed Pursuant to Rule 424(b)(5)
Registration No. 333-112632
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 18, 2004)

2,782,609 Shares

Pharmacyclics, Inc.

Common Stock

     We are offering all of the 2,782,609 shares of common stock offered by this prospectus supplement.

     Our common stock is traded on the Nasdaq National Market under the symbol “PCYC.” On April 1, 2004, the last reported sale price for our common stock on the Nasdaq National Market was $13.35 per share.

     Investing in our common stock involves a high degree of risk. Before buying any shares you should carefully read the discussion of material risks of investing in our common stock under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$13.00	$36,173,917
Underwriting discounts and commissions	$0.6175	$1,718,261
Proceeds, before expenses, to us	$12.3825	$34,455,656

      The underwriter may also purchase up to an additional 417,391 shares of our common stock from us at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any, within 30 days from the date of this prospectus supplement.

      The underwriter is offering the shares of common stock as described in “Underwriting” beginning on page S-22. Delivery of the shares will be made on or about April 7, 2004.

Pacific Growth Equities, LLC

The date of this Prospectus Supplement is April 2, 2004.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither the delivery of this prospectus supplement nor the sale of common stock means that information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct after the date of this prospectus supplement. These documents do not constitute an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstance under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS SUPPLEMENT

      This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common stock. To the extent the information contained in this prospectus supplement or the documents incorporated by reference in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement, or any documents incorporated by reference in this prospectus supplement, will apply and supercede the information in the accompanying prospectus.

      Unless the context otherwise requires, references to “we,” “us,” or the “company” in this prospectus supplement and the accompanying prospectus mean Pharmacyclics, Inc.

      We own or have rights to use trademarks or trade names that we use in conjunction with the operation of our business. Pharmacyclics is a registered trade and service mark of ours. All other trademarks, service marks and trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

      This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and accompanying prospectus, including in each case the documents incorporated by reference herein or therein, and with particular attention to the section entitled “Risk Factors” beginning on page S-6 and the risks incorporated by reference herein and our financial statements and the notes to the financial statements incorporated by reference herein.

Overview

      We are a biopharmaceutical company developing a patented new class of drugs to treat cancer and atherosclerosis. Our pharmaceutical agents, known as texaphyrins, are synthetic molecules designed to possess a variety of biological and chemical properties. These ring shaped molecules have a central core that is capable of binding various metal ions. The properties of these molecules may be modified by substitution of different metal ions into the central cavity. This approach enables us to synthesize a number of agents, each possessing unique properties. By making slight alterations of the chemical structure, we can produce an agent intended to perform a particular biologic function. Two lead product candidates have been produced and are being evaluated in clinical trials:

•	Xcytrin® (motexafin gadolinium), is now in a pivotal randomized Phase 3 trial. It is a molecule designed to selectively localize in cancer cells and, by disrupting metabolism, induce cell death through a cellular process known as apoptosis. Xcytrin has the potential to be used for treating many types of cancer. Several Phase 1 and Phase 2 clinical trials are in progress evaluating Xcytrin as a stand alone agent, and in combination with chemotherapy, radiation therapy or biologic therapy with monoclonal antibodies. One of Xcytrin’s chemical features allows it to be visualized in the body using standard magnetic resonance imaging (MRI) procedures. Using MRI, we have established that Xcytrin localizes selectively in cancers.

•	Antrin® (motexafin lutetium), has completed Phase 1 clinical trials for the treatment of atherosclerosis involving the coronary arteries of the heart. Antrin targets the inflammatory cell component of a form of atherosclerosis known as vulnerable plaque, the leading cause of heart attacks. Using interventional cardiology procedures, Antrin is selectively activated at the diseased arterial site by light energy delivered into the blood vessel through an optical fiber.

      Cellular metabolism is the biologic process through which cells produce energy necessary for their survival and synthesize simple building blocks into complex molecules necessary for life. Many diseased cells, including cancer cells and inflammatory cells in vulnerable plaque, have metabolic derangements that distinguish them from normal cells. Texaphyrins target these metabolic disturbances and accumulate at the disease site in minutes to a few hours after administration of the drugs. Texaphyrins can be cytotoxic to diseased cells, such as the case with Xcytrin, or they may be designed to be activated selectively at the site of disease, such as with light energy activation of Antrin. Texaphyrins are being developed by us and other parties to provide more selective therapies for diseases such as cancer and vulnerable plaque.

Status of Products Under Development

      The table below summarizes our product candidates and their stage of development:

Phase of
Product	Disease Indication	Development(1)	Status

Cancer Therapy
Xcytrin	Brain metastases from lung cancer	Phase 3	Enrolling(2)
	Primary brain tumor	Phase 2	Complete
	Chronic Lymphocytic Leukemia (CLL)	Phase 2	Enrolling
	Advanced cancers	Phase 1 (three trials)	Enrolling
	Lymphoma	Phase 2	Enrolling
	Head and neck cancer	Phase 1	Enrolling
	Childhood gliomas(3)	Phase 1	Enrolling
	Lung cancer(3)	Phase 1	Enrolling
Atherosclerosis Therapy
Antrin Phototherapy	Coronary artery disease	Phase 1	Complete

(1)	“Phase 1” means initial human clinical trials designed to establish the safety, dose tolerance and sometimes distribution of a compound. “Phase 2” means human clinical trials designed to establish safety, optimal dosage and preliminary activity of a compound. “Phase 3” means human clinical trials designed to lead to accumulation of data sufficient to support a new drug application, including substantial evidence of safety and efficacy.

(2)	One Phase 3 trial has been completed for brain metastases from a variety of cancers.

(3)	Studies conducted by the National Cancer Institute.

Our Business Strategy

      The key elements of our business strategy include:

•	Focusing on proprietary drugs that address large markets for the treatment of cancer. Although our versatile technology platform can be used to develop a wide range of pharmaceutical agents, we have focused our initial efforts in oncology where we have established strength in preclinical and clinical development and where accelerated regulatory approval and favorable pricing may be possible.

•	Evaluating Xcytrin in many types of cancer including its use as a single agent, in combination with radiation therapy and in combination with chemotherapy. We are leveraging both our oncology experience and Xcytrin’s versatility by conducting clinical trials in a variety of cancer types and clinical situations.

•	Creating diverse product opportunities based on our texaphyrin technology. Our texaphyrin-based technology platform can be used to target many different types of disease. In addition to oncology, our research and development efforts are focused on developing new uses for texaphyrins to address unmet medical needs such as the treatment of vulnerable plaque.

•	Build oncology development capability and partner other product opportunities when adequate value in these products has been established. We intend to establish strategic alliances for the development and commercialization of potential products that are outside the oncology area.

Corporate Information

      We were incorporated in the State of Delaware in April 1991. Our principal executive offices are located at 995 East Arques Avenue, Sunnyvale, California 94085. Our telephone number is (408) 774-0330. Our web site is http://www.pharmacyclics.com. Information contained on our web site does not constitute a part of this prospectus. Unless the context requires otherwise, whenever we refer to “Pharmacyclics,” “we,” “our” or “us” in this prospectus, we mean Pharmacyclics, Inc., unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

      PHARMACYCLICS, the Pentadentate Logo®, Xcytrin® and Antrin® are registered U.S. trademarks of Pharmacyclics, Inc. Other trademarks, trade names or service marks used herein are the property of their respective owners.

The Offering

Common stock offered	2,782,609 shares

Common stock to be outstanding after the offering	19,176,448 shares

NASDAQ National Market Symbol	PCYC

Use of proceeds	We anticipate to use net proceeds for general corporate purposes, including clinical trials, research and development expenses, general and administrative expenses, and for working capital. “Use of Proceeds” for further information.

Risk factors	See “Risk Factors” beginning on page S-6.

      The number of shares of our common stock to be outstanding after this offering in the summary above is based on 16,393,839 shares outstanding as of March 30, 2004, and does not include, as of that date:

•	an aggregate of 3,948,550 shares of our common stock reserved for issuance upon exercise of outstanding stock options granted under our 1992 Stock Option Plan, 1995 Stock Option Plan and 1995 Non-Employee Director’s Stock Option Plan; and

•	an aggregate of 985,085 shares of common stock reserved for issuance pursuant to future option grants under these plans; and

•	an aggregate of 320,284 shares of common stock reserved for issuance under our Employee Stock Purchase Plan.

      Unless otherwise stated, all information contained in this prospectus supplement assumes that the underwriter does not exercise its over-allotment option.

Summary Consolidated Financial Data

      The tables below present summary statement of operations and balance sheet data. The summary financial data for our fiscal years ended June 30, 2001 through June 30, 2003 are derived from our audited financial statements for those periods and from our unaudited financial statements for the six months ended December 31, 2002 and 2003. This information is only a summary and should be read in conjunction with our historical financial statements and related notes contained in our annual reports, quarterly reports and other information on file with the SEC. For more details on how you can obtain our SEC reports and additional information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information” beginning on page S-24. The as adjusted balance sheet data gives effect to the sale by us of 2,782,609 shares of our common stock in this offering, at a public offering price of $13.00 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

				Six Months Ended
	Years Ended June 30,			December 31,

	2003	2002	2001	2003	2002

	(In thousands, except per share amounts)
Statement of Operations Data:
Revenues:
License, milestone and grant revenues	$—	$—	$—	$—	$—
Contract revenues	—	—	3,121	—	—

Total revenues	—	—	3,121	—	—
Operating expenses:
Research and development	23,912	33,981	37,974	12,117	11,703
Marketing, general and administrative	6,167	7,791	6,548	3,024	2,984

Total operating expenses	30,079	41,772	44,522	15,141	14,687
Loss from operations	(30,079)	(41,772)	(41,401)	(15,141)	(14,687)
Interest income	1,809	5,152	10,604	533	1,082
Interest expense and other income (expense), net	(28)	45	(128)	(4)	30
Net loss	$(28,298)	$(36,575)	$(30,925)	$(14,612)	$(13,575)

Basic and diluted net loss per share	$(1.75)	$(2.27)	$(1.92)	$(0.90)	$(0.84)

Shares used to compute basic and diluted net loss per share	16,205	16,143	16,075	16,252	16,196

	December 31, 2003

	Actual	As Adjusted

Balance Sheet Data:
Cash, cash equivalents and marketable securities	$74,384	$108,640
Total assets	78,020	112,276
Deficit accumulated during development stage	(201,177)	(201,177)
Total stockholders’ equity	75,074	109,330

RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should consider carefully the risk factors described below, and all other information contained in and incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. We operate in an environment that involves a number of risks and uncertainties. The risks and uncertainties described below are the material risks and uncertainties of which we are currently aware. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, or if unknown risks materialize, or if risks that we now deem immaterial become material, our business, results of operations and financial condition would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. All forward-looking statements are based on information currently available to Pharmacyclics and we assume no obligation to update any such forward-looking statements.

Risks Related to Pharmacyclics

All of our product candidates are in development, and we cannot be certain that any of our products under development will be commercialized.

      To be profitable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute our products under development. The time frame necessary to achieve these goals for any individual product is long and uncertain. Before we can sell any of our products under development, we must demonstrate through preclinical (animal) studies and clinical (human) trials that each product is safe and effective for human use for each targeted disease. We have conducted and plan to continue to conduct extensive and costly clinical trials to assess the safety and effectiveness of our potential products. We cannot be certain that we will be permitted to begin or continue our planned clinical trials for our potential products, or if permitted, that our potential products will prove to be safe and produce their intended effects.

      The completion rate of our clinical trials depends upon, among other factors, the rate of patient enrollment. Many factors affect patient enrollment, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, competing clinical trials and new drugs approved for the conditions we are investigating. Other companies are conducting clinical trials and have announced plans for future trials that are seeking or are likely to seek patients with the same diseases that we are studying. We may fail to obtain adequate levels of patient enrollment in our clinical trials. Delays in planned patient enrollment may result in increased costs, delays or termination of clinical trials, which could have a material adverse effect on us.

      Additionally, demands on our clinical staff have been increasing and we expect they will continue to increase due to our monitoring of additional clinical trials. We may fail to effectively oversee and monitor these many simultaneous clinical trials, which would result in increased costs or delays of our clinical trials. Even if these clinical trials are completed, we may fail to complete and submit a new drug application for many reasons, including, as is the case with our first Phase 3 trial of Xcytrin, failure to meet our primary endpoints. Even if we are able to submit a new drug application, the U.S. Food and Drug Administration, or FDA, may refuse to file our application or may not approve our application in a timely manner or at all.

      Data already obtained from preclinical studies and clinical trials of our products under development do not necessarily predict the results that will be obtained from later preclinical studies and clinical trials. Moreover, data from clinical trials we are conducting is susceptible to varying interpretations which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of a product under development could delay or prevent regulatory clearance of the potential product and would materially harm our business. Our clinical trials may not demonstrate the sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approval or may not result in marketable products. In this regard, our initial Phase 3 trial of Xcytrin failed to meet its co-primary endpoints even though our Phase 1b/2 trial showed a benefit for treated patients. The outcome of the current Phase 3 trial may delay or prevent the regulatory clearance of Xcytrin as a treatment for brain metastases in patients with lung cancer and may result in material harm to our business. The outcomes of our other ongoing Phase 1 and Phase 2 trials with Xcytrin for additional cancer indications may not provide sufficient data supporting advancement of the development of Xcytrin for these additional cancer indications and also may result in material harm to our business.

We have a history of operating losses and we expect to continue to have losses in the future.

      We have incurred significant operating losses since our inception in 1991 and, as of December 31, 2003, had an accumulated deficit of approximately $201.2 million. We expect to continue to incur substantial additional operating losses until such time, if ever, as the commercialization of our products generates sufficient revenues to cover our expenses. Our achieving profitability depends upon our ability, alone or with others, to successfully complete the development of our products, and to obtain required regulatory clearances and to successfully manufacture and market our proposed products. Our lead product, Xcytrin, may receive regulatory clearance on a delayed basis or may not receive such clearance at all, which would have a material impact on our ability to become profitable. To date, we have not generated revenue from the commercial sale of our products.

Failure to obtain product approvals or comply with ongoing governmental regulations could adversely affect our business.

      The manufacture and marketing of our products and our research and development activities are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United States and abroad. Before receiving FDA clearance to market a product, we will have to demonstrate that the product is safe and effective on the patient population and for the diseases that will be treated. Clinical trials, and the manufacturing and marketing of products, are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, clinical trials and regulatory approval can take a number of years to accomplish and require the expenditure of substantial resources.

      Data obtained from clinical trials are susceptible to varying interpretations which could delay, limit or prevent regulatory clearances. Data from our completed initial Phase 3 clinical trial of Xcytrin was not sufficient to obtain regulatory clearance. Any approval of Xcytrin will require at least one additional clinical trial, including the Phase 3 trial we are currently conducting. Conducting additional trials will cause significant delays in approval and consume additional resources and may not be sufficient to obtain regulatory clearance.

      In addition, we may encounter delays or rejections based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of product development, clinical trials and FDA regulatory review. The Fast Track designation that we have received for our Phase 3 trial of Xcytrin may not actually lead to a faster development, regulatory review, or approval process. We may encounter similar delays in foreign countries. We may be unable to obtain requisite approvals from the FDA and foreign regulatory authorities and even if obtained, such approvals may not be on a timely basis, or they may not cover the clinical uses that we specify.

      Furthermore, clearance may entail ongoing requirements for post-marketing studies. The manufacture and marketing of drugs are subject to continuing FDA and foreign regulatory review and later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions, including withdrawal of the product from the market. Any of the following events, if they were to occur, could delay or preclude us from further developing, marketing or realizing full commercial use of our products, which in turn would have a material adverse effect on our business, financial condition and results of operations:

•	failure to obtain and thereafter maintain requisite governmental approvals;

•	failure to obtain approvals for specific indications of our products under development; or

•	identification of serious and unanticipated adverse side effects in our products under development.

      Manufacturers of drugs also must comply with the applicable FDA Good Manufacturing Practice regulations, which include quality control and quality assurance requirements as well as the corresponding maintenance of records and documentation. Manufacturing facilities are subject to ongoing periodic inspection by the FDA and corresponding state agencies, including unannounced inspections, and must be licensed before they can be used in commercial manufacturing of our products. We or our present or future suppliers may be unable to comply with the applicable Good Manufacturing Practice regulations and other FDA regulatory requirements. Failure of our suppliers to follow current Good Manufacturing Practices or other regulatory requirements may lead to significant delays in the availability of products for commercial or clinical use and could subject us to fines, injunctions and civil penalties. We also may be subject to delays in commercializing our products for Antrin phototherapy due to delays in approvals of the third-party light sources required for this product.

Acceptance of our products in the marketplace is uncertain, and failure to achieve market acceptance will harm our business.

      Even if approved for marketing, our products may not achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including:

•	the receipt of regulatory approvals for the indications that we are studying;

•	the establishment and demonstration in the medical community of the safety, clinical efficacy and cost-effectiveness of our products and their potential advantages over existing therapeutic products;

•	marketing and distribution support;

•	the introduction, market penetration and pricing strategies of competing and future products; and

•	pricing and reimbursement policies of government and third-party payors such as insurance companies, health maintenance organizations and other plan administrators.

      Physicians, patients, payors or the medical community in general may be unwilling to accept, purchase, utilize or recommend any of our products.

We may fail to adequately protect or enforce our intellectual property rights or secure rights to third-party patents.

      We face risks and uncertainties related to our intellectual property rights. For example:

•	we may be unable to obtain or maintain patent or other intellectual property protection for any products or processes that we may develop;

•	third parties may obtain patents covering the manufacture, use or sale of these products, which may prevent us from commercializing any of our products under development globally or in certain regions; and

•	any future patents that we may obtain may not prevent other companies from competing with us by designing their products or conducting their activities so as to avoid the coverage of our patents.

      A number of third-party patent applications have been published, and some have issued, relating to expanded porphyrin chemistries. It is likely that competitors and other third parties have and will continue to file applications for and receive patents relating to similar or even the same compositions, methods or designs as those of our products. If any third-party patent claims are asserted against the company’s products and are upheld as valid and infringed by our products, we could be prevented from practicing the subject matter claimed in such patents and therefore from developing or commercializing our products, require license(s) or have to redesign our products or processes to avoid infringement. Such licenses may not be available or, if available, may not be on terms acceptable to us. Alternatively, we may be unsuccessful in any attempt to redesign our products or processes to avoid infringement. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial cost to the company and diversion of our efforts.

      We are aware of several U.S. patents owned or licensed by Schering AG that relate to pharmaceutical formulations and methods for enhancing magnetic resonance imaging. Even though we have obtained the opinion of outside patent counsel that our magnetic resonance imaging detectable compounds do not infringe the claims of such patents, Schering AG may still choose to assert one or more of those patents. If any of our products were legally determined to be infringing a valid and enforceable claim of any of Schering AG’s patents, our business could be materially adversely affected. Further, any allegation by Schering AG that we infringed their patents would likely result in significant legal costs and require the diversion of substantial management resources. We are aware that Schering AG has asserted patent rights against at least one other company in the contrast agent imaging market and that a number of companies have entered into licensing arrangements with Schering AG with respect to one or more of such patents. We cannot be certain that we would be successful in defending a lawsuit or able to obtain a license on commercially reasonable terms from Schering AG, if required.

      We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. Although we take steps to protect our proprietary rights and information, including the use of confidentiality and other agreements with our employees and consultants, and in our academic and commercial relationships, these steps may be inadequate, these agreements may be violated, or there may be no adequate remedy available for a violation. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer our information and techniques, or otherwise gain access to our proprietary technology. We may be unable to meaningfully protect our rights in unpatented proprietary technology.

Our business is subject to risks associated with international operations and collaborations.

      The laws of foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States. In countries where we do not have and/or have not applied for patents on our products, we will be unable to prevent others from developing or selling similar products. In addition, in jurisdictions outside the United States where we acquire patent rights, we may be unable to prevent unlicensed parties from selling or importing products or technologies derived elsewhere using our patented technology.

      Until we or our licensees obtain the required regulatory approvals for biopharmaceuticals in any specific foreign country, we or our licensees will be unable to sell these products in that country. International regulatory authorities have imposed numerous and varying regulatory requirements and the approval procedures can involve additional testing. Approval by one regulatory authority does not ensure approval by any other regulatory authority.

We may be subject to damages resulting from claims that our employees or we have wrongfully used or disclosed alleged trade secrets of their former employers.

      Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain potential drugs, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

We rely heavily on third parties.

      We currently depend heavily and will depend heavily in the future on third parties for support in product development, clinical development, manufacturing, marketing and distribution of our products. The termination of a significant number of our existing collaborative arrangements, or our inability to enter into other collaborative arrangements could have a material adverse effect on our ability to complete clinical development of our products.

      We rely on contract clinical research organizations, or CROs, for various aspects of our clinical development activities including clinical trial monitoring, data collection and data management. As a result, we have had and continue to have less control over the conduct of clinical trials, the timing and completion of the trials, the required reporting of adverse events and the management of data developed through the trial than would be the case if we were relying entirely upon our own staff. Outside parties may have staffing difficulties, may undergo changes in priorities or may become financially distressed, adversely affecting their willingness or ability to conduct our trials. We may experience unexpected cost increases that are beyond our control. Any failure of such CROs to successfully accomplish clinical trial monitoring, data collection and data management and the other services they provide for us in a timely manner could have a material adverse effect on our ability to complete clinical development of our products. Problems with the timeliness or quality of the work of a CRO may lead us to seek to terminate the relationship and use an alternate service provider. However, making such changes may be costly and may delay our trials, and contractual restrictions may make such a change difficult or impossible. Additionally, it may be difficult to find a replacement organization that can conduct our trials in an acceptable manner and at an acceptable cost.

      We have no expertise in the development of light sources and associated light delivery devices required for our Antrin phototherapy product under development. Successful development, manufacturing, approval and distribution of this product will require third party participation for the required light sources, associated light delivery devices and other equipment. Failure to develop such relationships may require us to develop additional supply sources which may require additional clinical trials and regulatory approvals and could materially delay commercialization of our Antrin product under development. We may be unable to establish or maintain relationships with other supply sources on a commercially reasonable basis, if at all, or alternatively, the enabling devices may not receive regulatory approval.

We lack the resources, capability and experience necessary to manufacture biopharmaceuticals and thus rely heavily upon contract manufacturers.

      We have no manufacturing facilities and we currently rely on third parties for manufacturing and storage activities related to all of our products in development. Our manufacturing strategy presents the following risks:

•	delays in scale-up to quantities needed for multiple clinical trials or failure to manufacture such quantities to our specifications, or deliver such quantities on the dates we require, could cause delay or suspension of clinical trials, regulatory submissions and commercialization of our products in development;

•	there is no guarantee that the supply of clinical materials can be maintained during the clinical development of our product candidates;

•	our current and future manufacturers are subject to ongoing periodic unannounced inspections by the FDA and corresponding regulatory agencies for compliance with strictly enforced Good Manufacturing Practices and similar foreign standards;

•	if we need to change to other commercial manufacturing contractors, there is no guarantee that we will be able to locate a suitable replacement contractor. The FDA and comparable foreign regulators must approve material manufactured by these contractors prior to our use. This would require new testing and compliance inspections. The new manufacturers would have to practice substantially equivalent processes for the production of our products; and

•	when necessary, our current manufacturers might not be able to fulfill our commercial needs, which would require us to seek new manufacturing arrangements and may result in substantial delays in meeting market demand.

      Any of these factors could delay clinical trials or commercialization of our products under development and entail higher costs.

We lack marketing and sales experience.

      We currently have limited marketing, sales and distribution experience. We must develop a sales force with technical expertise. We have no experience in developing, training or managing a sales force. We will incur substantial additional expenses in developing, training and managing such an organization. We may be unable to build such a sales force, the cost of establishing such a sales force may exceed any product revenues, or our direct marketing and sales efforts may be unsuccessful. In addition, we compete with many other companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against those of such other companies. For some market opportunities, we may need to enter into co-promotion or other licensing arrangements with larger pharmaceutical or biotechnology firms in order to increase the commercial success of our products. To the extent we enter into co-promotion or other licensing agreements, our product revenues are likely to be lower than if we directly marketed and sold our products, and some or all of the revenues we receive will depend upon the efforts of third parties, which may not be successful.

We may need additional financing and we may have difficulty raising needed capital in the future.

      We have expended and will continue to expend substantial funds to complete the research, development and clinical testing of our products. We will expend additional funds for these purposes, to establish additional clinical and commercial-scale manufacturing arrangements and to provide for the marketing and distribution of our products. In this regard, we may require additional funds to complete our current Phase 3 trial with Xcytrin for the potential treatment of brain metastases in lung cancer patients.

      Additional funds may not be available on acceptable terms, if at all. If adequate funds are unavailable on a timely basis from operations or additional sources of financing, we may have to delay, reduce the scope of or eliminate one or more of our research or development programs which would materially and adversely affect our business, financial condition and operations.

      We believe that our cash, cash equivalents and investments, will be adequate to satisfy our capital needs through at least fiscal year 2005. We may, however, choose to raise additional funds before then. Our actual capital requirements will depend on many factors, including:

•	continued progress of our research and development programs;

•	our ability to establish collaborative arrangements and maintain existing ones;

•	progress with preclinical studies and clinical trials;

•	the time and costs involved in obtaining regulatory clearance;

•	the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

•	the amount and timing of capital equipment purchases;

•	competing technological and market developments; and

•	our ability to market and distribute our products and establish new licensing arrangements.

      We may seek to raise any necessary additional funds through equity or debt financings, collaborative arrangements with corporate partners or other sources which may be dilutive to existing stockholders or subject us to restrictive covenants. In addition, in the event that additional funds are obtained through arrangements with collaborative partners or other sources, such arrangements may require us to relinquish rights to some of our technologies, product candidates or products under development that we would otherwise seek to develop or commercialize ourselves.

If we lose or are unable to hire and retain qualified personnel, then we may not be able to develop our products or processes.

      We are highly dependent on qualified scientific and management personnel, and we face intense competition from other companies and research and academic institutions for qualified personnel. If we lose an executive officer, a manager of one of our programs, or a significant number of any of our staff or are unable to hire and retain qualified personnel, then our ability to develop and commercialize our products and processes may be adversely affected or prevented.

Our operations may be impaired unless we can successfully manage our growth.

      We expect to continue to expand our research and development, product development, sales and marketing and administrative operations. This expansion may place a significant strain on our management, operational and financial resources. To manage growth, we will be required to improve existing, and implement additional, operational and financial systems, procedures and controls and hire, train and manage additional employees. We cannot assure that (i) our current and planned personnel, systems, procedures and controls will be adequate to support our anticipated growth, (ii) management will be able to hire, train, retain, motivate and manage required personnel or (iii) management will be able to successfully identify, manage and exploit existing and potential market opportunities. Our failure to manage growth effectively could limit our ability to achieve our research and development and commercialization goals.

Our corporate compliance program cannot guarantee that we are in compliance with all potentially applicable regulations.

      The development, manufacturing, pricing, sales, and reimbursement of our products, together with our general operations, are subject to extensive regulation by federal, state and other authorities within the United States and numerous entities outside of the United States. While we have developed and instituted a corporate compliance program based on what we believe are the current best practices, we cannot assure you that we are or will be in compliance with all potentially applicable regulations. If we fail to comply with any of these regulations we could be subject to a range of regulatory actions, including suspension or termination of clinical trials, the failure to approve a product candidate, restrictions on our products or manufacturing processes, withdrawal of products from the market, significant fines, or other sanctions or litigation.

Our facilities in California are located near an earthquake fault, and an earthquake or other types of natural disasters or resource shortages could disrupt our operations and adversely affect results.

      Important documents and records, such as hard copies of our laboratory books and records for our drug candidates and compounds, are located in our corporate headquarters at a single location in Sunnyvale, California, which is near active earthquake zones. We do not have a formal business continuity or disaster recovery plan, and could therefore experience a significant business interruption in the event of a natural disaster, such as an earthquake, drought or flood, or localized extended outages of critical utilities or transportation systems. In addition, California from time to time has experienced shortages of water, electric power and natural gas. Future shortages and conservation measures could disrupt our operations and cause expense, thus adversely affecting our business and financial results.

Risks Related to Our Industry

We face rapid technological change and intense competition.

      The pharmaceutical industry is subject to rapid and substantial technological change. Therapies designed by other companies to treat the conditions that are the focus of our products are currently in clinical trials. Developments by others may render our products under development or technologies noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition in the industry from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities than we do, as well as substantially more marketing, sales, manufacturing, financial and managerial resources. These entities represent significant competition for us. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources. In addition, we may experience competition from companies that have acquired or may acquire technology from universities and other research institutions. As these companies develop their technologies, they may develop proprietary positions that compete with our products.

      We are engaged in the development of novel therapeutic technologies. As a result, our resources are limited and we may experience technical challenges inherent in such novel technologies.

      Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. Some of these products may have an entirely different approach or means of accomplishing similar therapeutic effects than our products. Our competitors may develop products that are safer, more effective or less costly than our products and, therefore, present a serious competitive threat to our product offerings. Our competitors may price their products below ours, may receive better reimbursement or may have products that are more cost effective than ours.

      The widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our products even if commercialized. The diseases for which we are developing our therapeutic products can also be treated, in the case of cancer, by surgery, radiation, biologics and chemotherapy, and in the case of atherosclerosis, by surgery, angioplasty, drug therapy and the use of devices to maintain and open blood vessels. These treatments are widely accepted in the medical community and have a long history of use. The established use of these competitive products may limit the potential for our products to receive widespread acceptance if commercialized.

The price of our common stock may be volatile.

      The market prices for securities of small capitalization biotechnology companies, including ours, have historically been highly volatile. Our stock, like that of many other companies, has from time to time experienced significant price and volume fluctuations unrelated to operating performance. The market price of our common stock may fluctuate significantly due to a variety of factors, including:

•	the results of our preclinical testing and clinical trials;

•	quarterly fluctuations in our revenues and financial results;

•	the development of technological innovations or new therapeutic products by us, our competitors or others;

•	changes in governmental regulation;

•	developments in patent or other proprietary rights by us, our competitors or others;

•	developments and/or announcements by us, our competitors or others;

•	litigation;

•	public concern as to the safety of products developed by us, our competitors or others;

•	departure of key personnel;

•	ability to manufacture our products to commercial standards;

•	changes in the structure of healthcare payment systems and reimbursement policies;

•	our ability to successfully commercialize our products if they are approved;

•	comments by securities analysts; and

•	general market conditions in our industry.

      In addition, if any of the risks described in these “Risk Factors” actually occurred, it could have a dramatic and material adverse impact on the market price of our common stock.

We are subject to uncertainties regarding health care reimbursement and reform.

      The continuing efforts of government and insurance companies, health maintenance organizations and other payors of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and collaborative partners and the availability of capital. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, the impact of the Medicare Prescription Drug Improvement and Modernization Act of 2003 on the use and reimbursement of pharmaceuticals may result in a decrease in the reimbursement levels for oncology drugs. Given this and other recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. One example of proposed reform that could affect our business is the current discussion of drug reimportation into the United States. In 2000, Congress directed the FDA to adopt regulations allowing the reimportation of approved drugs originally manufactured in the United States back into the United States from other countries where the drugs were sold at a lower price. Although the Secretary of Health and Human Services has refused to implement the directive, in July 2003, the U.S. House of Representatives passed a similar bill that does not require the U.S. Secretary of Health and Human Services to act. The reimportation bills have not yet resulted in any new laws or regulations; however, these and other initiatives could decrease the price we or any potential collaborators receive for our products, adversely affecting our profitability. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could have a material adverse effect on our business, financial condition and results of operations.

      Our ability to commercialize our products successfully will depend in part on the extent to which appropriate reimbursement levels for the cost of our products and related treatment are obtained from governmental authorities, private health insurers and other organizations, such as HMOs. Third-party payors are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for or rejection of our products. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could materially adversely affect our ability to operate profitably.

Our business exposes us to product liability claims.

      The testing, manufacture, marketing and sale of our products involve an inherent risk that product liability claims will be asserted against us. We face the risk that the use of our products in human clinical trials will result in adverse effects. If we complete clinical testing for our products and receive regulatory approval to market our products, we will mark our products with warnings that identify the known potential adverse effects and the patients who should not receive our product. We cannot ensure that physicians and patients will comply with these warnings. In addition, unexpected adverse effects may occur even with use of our products that receive approval for commercial sale. Although we are insured against such risks in connection with clinical trials and commercial sales of our products, our present product liability insurance may be inadequate. A successful product liability claim in excess of our insurance coverage could have a material adverse effect on our business, financial condition and results of operations. Any successful product liability claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable or reasonable terms. In addition, product liability coverage may cease to be available in sufficient amounts or at an acceptable cost. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our pharmaceutical products. A product liability claim or recall would have a material adverse effect on our reputation, business, financial condition and results of operations.

Our business involves environmental risks.

      In connection with our research and development activities and our manufacture of materials and products, we are subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens and wastes. Although we believe that we have complied with the applicable laws, regulations and policies in all material respects and have not been required to correct any material noncompliance, we may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and development involves the controlled use of hazardous materials, including but not limited to certain hazardous chemicals and radioactive materials. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, we cannot completely eliminate the risk of contamination or injury from these materials. In the event of such an occurrence, we could be held liable for any damages that result and any such liability could exceed our resources.

Risks Related to This Offering

Our management will have broad discretion with respect to the use of proceeds of this offering.

      Our management will have broad discretion with respect to the use of proceeds of this offering. You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds is uncertain.

Issuance of shares in connection with financing transactions or under stock plans and outstanding warrants will dilute current stockholders.

      The initial price to the public in this offering is substantially higher than the net tangible book value per share of our common stock and the prices per share paid by our prior investors. Since we are selling the shares in this offering at the public offering price of $13.00 per share, our net tangible book value per share upon closing of the offering will be below the initial per share price to the public. See “Dilution” beginning on page S-20.

      Pursuant to our current employee stock plans, our management is authorized to grant stock options to our employees, directors and consultants. You will incur dilution upon exercise of any outstanding stock options. In addition, we may need to raise additional funds in order to achieve our business objectives. If we raise additional funds by issuing additional common stock, or securities convertible into or exchangeable or exercisable for common stock, further dilution to our existing stockholders will result, and new investors could have rights superior to existing stockholders.

Future sales of our common stock in the public market could cause our stock price to fall.

      Sales of a substantial number of shares of our common stock in the public market after this offering, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. After this offering, we will have 19,176,448 shares of common stock outstanding. Restrictions under the securities laws and the lock-up agreements described in “Underwriting” limit the number of shares of common stock that can be sold immediately following this offering. All of the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended, except for any shares purchased by our affiliates as defined in Rule 144 under the Securities Act.

Anti-takeover provisions in our charter documents and Delaware law could prevent or delay a change in control.

      Our certificate of incorporation, bylaws and stockholder rights plan may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. In addition, provisions of the Delaware General Corporation Law also restrict certain business combinations with interested stockholders. These provisions are intended to encourage potential acquirers to negotiate with us and allow our board of directors the opportunity to consider alternative proposals in the interest of maximizing stockholder value. However, these prohibitions may also discourage acquisition proposals or delay or prevent a change in control, which could harm our stock price.

FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus and the documents they incorporate by reference contain forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “project,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target” or “will” or the negative of such terms or other comparable terminology. In particular, forward-looking statements include:

•	information concerning possible or assumed future results of operations, trends in financial results and business plans;

•	statements about our product development schedule and results of clinical and preclinical studies;

•	statements about our expectations for regulatory approvals for any of our product candidates;

•	statements about the level of our costs and operating expenses;

•	statements about our future capital requirements and the sufficiency of our cash, cash equivalents, investments and other financing proceeds to meet these requirements;

•	other statements about our plans, objectives, expectations and intentions; and

•	other statements that are not historical fact.

      From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements are only predictions that provide our current expectations or forecasts of future events. Any or all of our forward-looking statements in this prospectus supplement and the accompanying prospectus and in any other public statements are subject to unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. You should not place undue reliance on these forward-looking statements.

      We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. There are risks that we think could cause our actual results to differ materially from expected or historical results.

      Investment in our securities involves a high degree of risk. You should consider carefully the risk factors described above, as well as other information in this prospectus supplement and the accompanying prospectus before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

      We encourage you to read this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety. You should carefully consider the facts set forth under “Risk Factors” beginning on page S-6 in this prospectus supplement and in the other reports incorporated by reference herein before making an investment decision to purchase shares of our common stock.

USE OF PROCEEDS

      We estimate that the net proceeds to us from this offering will be approximately $34.3 million (or approximately $39.4 million if the underwriter’s over-allotment option is exercised in full), assuming a public offering price of $13.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

      We anticipate to use net proceeds for general corporate purposes, including clinical trials, research and development expenses, general and administrative expenses, and for working capital. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

CAPITALIZATION

      The following table shows our unaudited cash, cash equivalents and investments and capitalization as of December 31, 2003:

•	on an actual basis; and

•	on an as adjusted basis to give effect to our sale of 2,782,609 shares of our common stock in this offering, at a public offering price of $13.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

      This table should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2003

	Actual	As Adjusted

	(In thousands, except share
	and per share data)
Cash, cash equivalents and marketable securities	$74,384	$108,640

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding, actual and as adjusted	—	—
Common stock $0.0001 par value; 49,000,000 shares authorized; 16,307,780 shares issued and outstanding, actual; 19,090,389 shares issued and outstanding, as adjusted	2	2
Additional paid-in capital	276,144	310,400
Accumulated other comprehensive gain	105	105
Accumulated deficit	(201,177)	(201,177)

Total stockholders’ equity	75,074	109,330

Total capitalization	$75,074	$109,330

      The number of shares of common stock outstanding is based on the actual number of shares outstanding as of December 31, 2003 and excludes, as of that date:

•	an aggregate of 4,012,090 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 1992 Stock Option Plan, 1995 Stock Option Plan and 1995 Non-Employee Director’s Stock Option Plan; and

•	an aggregate of 844,527 shares of common stock reserved for issuance pursuant to future option grants under these plans; and

•	an aggregate of 320,284 shares of common stock reserved for issuance under our Employee Stock Purchase Plan.

DILUTION

      If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2003 was approximately $75.1 million, or $4.60 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of December 31, 2003. After giving effect to the sale of the 2,782,609 shares of common stock we are offering at a public offering price of $13.00 per share and after deducting underwriting discounts and commissions and our estimated offering expenses, our as adjusted net tangible book value would have been approximately $109.3 million, or $5.73 per share of common stock. This represents an immediate increase in net tangible book value of $1.13 per share to our existing stockholders and an immediate dilution of $7.27 per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share		$13.00
Net tangible book value per share as of December 31, 2003	$4.60
Increase in net tangible book value per share attributable to the offering	1.13

As adjusted net tangible book value per share after this offering		5.73

Dilution per share to new investors		$7.27

      If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value as of December 31, 2003 would have been $5.87 per share, representing an additional increase to existing stockholders of $0.14 per share, and there will be an immediate dilution of $7.13 per share to new investors.

      The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the offering price per share in this offering. As of December 31, 2003 there were:

•	an aggregate of 4,012,090 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 1992 Stock Option Plan, 1995 Stock Option Plan and 1995 Non-Employee Director’s Stock Option Plan; and

•	an aggregate of 844,527 shares of common stock reserved for issuance pursuant to future option grants under these plans; and

•	an aggregate of 320,284 shares of common stock reserved for issuance under our Employee Stock Purchase Plan.

PRICE RANGE OF COMMON STOCK

      Our common stock is quoted on the Nasdaq National Market under the symbol “PCYC.” The following table sets forth, for the periods indicated, the high and low reported closing sales prices of our common stock as reported on the Nasdaq National Market:

	High	Low

Fiscal Year ended June 30, 2002
First quarter	$34.01	$14.54
Second quarter	28.12	8.80
Third quarter	10.94	6.60
Fourth quarter	8.00	4.00

Fiscal Year ended June 30, 2003
First quarter	$4.72	$2.77
Second quarter	3.65	2.35
Third quarter	4.12	2.98
Fourth quarter	5.70	3.07

Year ended June 30, 2004
First quarter	$5.59	$4.35
Second quarter	9.28	4.85
Third quarter (through April 1, 2004)	14.60	7.03

      As of April 1, 2004, we estimate there were approximately 148 holders of record of our common stock. On April 1, 2004, the last sale price reported on the Nasdaq National Market for our common stock was $13.35 per share.

DIVIDEND POLICY

      The holders of our common stock are entitled to dividends in such amounts and at such times, if any, as may be declared by our board of directors out of legally available funds. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

UNDERWRITING

      We have entered into an underwriting agreement with Pacific Growth Equities, LLC with respect to the shares being offered by this prospectus supplement. Subject to the terms and conditions stated in the underwriting agreement, we have agreed to sell to Pacific Growth Equities, LLC, as underwriter, and Pacific Growth Equities, LLC has agreed to purchase from us, 2,782,609 shares of our common stock. The underwriter has an over-allotment option, which is exercisable within 30 days of the date of this prospectus supplement, to buy up to an additional 417,391 shares from us at the public offering price less the underwriting discounts and commissions to cover these sales. The option may be exercised only once after the initial sale of shares in this offering.

      The underwriting agreement provides that the obligation of the underwriter to purchase the shares included in this offering is subject to the satisfaction of the conditions contained in the underwriting agreement. The underwriter is obligated to purchase all 417,391 of the shares of common stock offered hereby if any of the shares are purchased.

      The underwriter proposes to offer the shares of common stock at the public offering price set forth on the cover page of this prospectus supplement. If all of the shares are not sold by the underwriter at the initial offering price to the public, the underwriter may change the public offering price and other selling terms. In connection with the sale of the shares of common stock offered hereby, the underwriter will be deemed to have received compensation in the form of underwriting discounts.

      We and our directors and executive officers have agreed, subject to certain limited exceptions, not to, without the prior written consent of the underwriter, directly or indirectly, offer, pledge, sell, contract to sell, grant any option to purchase, grant any security interest, hypothecate, or otherwise dispose of any shares of our common stock or other capital stock or any securities convertible into, derivative of or exercisable or exchangeable for or any rights to purchase or acquire our common stock, owned directly or indirectly, for a period of 60 days after the date of this prospectus supplement. The foregoing will not prohibit us from issuing (i) our equity securities pursuant to our equity incentive plans existing or authorized on the date of this prospectus supplement and (ii) securities pursuant to any corporate strategic development or similar transaction or any merger or acquisition approved by our board of directors.

      The following table shows the underwriting discounts and commissions that we will pay in connection with this offering assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase up to an additional 417,391 shares.

	NO EXERCISE	FULL EXERCISE

PER SHARE	$0.6175	$0.6175
TOTAL	$1,718,261	$1,976,000

      We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

      We estimate that the total expenses of this offering, including legal, accounting, printing, Nasdaq, transfer agent and other miscellaneous fees and expenses, but not including the underwriting discount, will be approximately $200,000 and will be payable by us.

      The underwriter has performed investment banking and advisory services for us from time to time for which it has received customary fees and expenses. The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business.

      The underwriter has advised us that it may engage in activities that stabilize, maintain or otherwise affect the price of the shares, including:

•	stabilizing transactions;

•	short sales; and

•	purchases to cover positions created by short sales.

      Stabilizing transactions consist of bids or purchases made, pursuant to Regulation M under the Securities Act, for the purpose of preventing or retarding a decline in the market price of the shares while this offering is in progress. Stabilizing transactions may include making short sales of the shares, which involves the sale by the underwriter of a greater number of shares than it is required to purchase in this offering, and purchasing shares from us or in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount.

      The underwriter may close out any covered short position either by exercising its over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other matters, the price of the shares available for purchase in the open market compared to the price at which the underwriter may purchase shares pursuant to the over-allotment option. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase shares in the open market to cover the position.

      Purchases to cover short positions and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described may have on the price of the shares. The underwriter has advised us that stabilizing bids, short sales and open market purchases may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

      In connection with this offering, the underwriter may distribute prospectuses electronically.

LEGAL MATTERS

      Latham & Watkins LLP of Menlo Park, California, will issue an opinion regarding certain legal matters with respect to the common stock being offered in this prospectus supplement. Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation, San Francisco, California, is counsel for the underwriter in connection with this offering.

EXPERTS

      The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

      We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov.

      The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information contained in Current Reports on Form 8-K that is deemed furnished and not filed), after the date of the prospectus but before the end of any offering made under this prospectus supplement and accompanying prospectus.

      The following filings are incorporated by reference herein:

•	the Annual Report on Form 10-K for the fiscal year ended June 30, 2003, filed with the SEC on September 25, 2003;

•	the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 6, 2003;

•	the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, filed with the SEC on February 5, 2004;

•	all Current Reports on Form 8-K filed with the SEC on April 2, 2004; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 20, 1995, including any amendment or report filed for the purpose of updating that description, and the description of our Series A junior participating preferred stock contained in our registration statement on Form 8-A filed with the SEC May 21, 2002, including any amendment or report filed for the purpose of updating that description.

      Any statements made in this prospectus supplement or the prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the prospectus to the extent that a statement contained in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the prospectus.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

      Exhibits to these filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

PROSPECTUS

$100,000,000

Pharmacyclics, Inc.

Common Stock

Preferred Stock
Debt Securities
Warrants

        We may from time to time sell any combination of debt securities, preferred stock, common stock and warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

      This prospectus provides a general description of the securities we may offer. Each time we sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

      Our common stock is traded on the Nasdaq National Market under the symbol “PCYC.”

       See “RISK FACTORS” on page 5 for information you should consider before buying these securities.

       These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is February 18, 2004

i

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may, over the next two years, offer up to $100,000,000 offering price of any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

FORWARD-LOOKING STATEMENTS

      This prospectus, any accompanying prospectus supplement and the documents they incorporate by reference contain forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “project,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target” or “will” or the negative of such terms or other comparable terminology. In particular, forward-looking statements include:

•	information concerning possible or assumed future results of operations, trends in financial results and business plans;

•	statements about our product development schedule and results of clinical and preclinical studies;

•	statements about our expectations for regulatory approvals for any of our product candidates;

•	statements about the level of our costs and operating expenses;

•	statements about our future capital requirements and the sufficiency of our cash, cash equivalents, investments and other financing proceeds to meet these requirements;

•	other statements about our plans, objectives, expectations and intentions; and

•	other statements that are not historical fact.

      From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements are only predictions that provide our current expectations or forecasts of future events. Any or all of our forward-looking statements in this report and in any other public statements are subject to unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. You should not place undue reliance on these forward-looking statements.

      We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Report on Form 10-K for the year ended June 30, 2003, Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2003 and December 31, 2003, and Current Reports on Form 8-K. These are risks that we think could cause our actual results to differ materially from expected or historical results.

      Investment in our securities involves a high degree of risk. You should consider carefully the risk factors described above, as well as other information in this prospectus and the prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the Commission or the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facility of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as Pharmacyclics that file electronically with the Commission.

      We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended, or Securities Act. The registration statement contains additional information about us and our securities. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

Incorporation by Reference

      The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, or Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 20, 1995, including any amendment or report filed for the purpose of updating that description, and the description of our Series A junior participating preferred stock contained in our registration statement on Form 8-A filed with the SEC May 21, 2002, including any amendment or report filed for the purpose of updating that description.

      All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the securities under this prospectus (other than current reports deemed furnished and not filed) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

      Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

ABOUT PHARMACYCLICS

      Pharmacyclics is a pharmaceutical company focused on the development of products that improve existing therapeutic approaches to cancer and atherosclerosis. To date we have devoted substantially all of our resources to the research and development of our products and have not derived any commercial revenues from the sale of our products. We have two primary investigational drug products, or research and development programs, for which we are currently focusing our efforts: Xcytrin® and Antrin®.

      We were incorporated in the State of Delaware in April 1991. Our principal executive offices are located at 995 East Arques Avenue, Sunnyvale, California 94085. Our telephone number is (408) 774-0330. Our web site is http://www.pharmacyclics.com. Information contained on our web site does not constitute a part of this prospectus. Unless the context requires otherwise, whenever we refer to “Pharmacyclics,” “we,” “our” or “us” in this prospectus, we mean Pharmacyclics, Inc., unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

      PHARMACYCLICS®, the Pentadentate Logo® , Xcytrin® and Antrin® are registered U.S. trademarks of Pharmacyclics, Inc. Other trademarks, trade names or service marks used herein are the property of their respective owners.

RISK FACTORS

      You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Factors That May Affect Future Results” under Item 2 of Part I of our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003, which are incorporated by reference in this prospectus, before making an investment decision.

USE OF PROCEEDS

      Unless we indicate otherwise in the applicable prospectus supplement, we anticipate to use net proceeds for general corporate purposes, including clinical trials, research and development expenses, general and administrative expenses, and for working capital. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

      Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding

						Six Months Ended
	Fiscal Year Ended June 30,					December 31,

	1999	2000	2001	2002	2003	2002	2003

Ratio of earnings to fixed charges	—	—	—	—	—	—	—
Coverage deficiency(1)	$(19,246)	$(23,630)	$(30,925)	$(36,575)	$(28,298)	$(13,575)	$(14,612)

(1)	All amounts above are in thousands.

DESCRIPTION OF CAPITAL STOCK

General

      This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation and bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

      Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 50,000,000, consisting of 1,000,000 shares of preferred stock, par value $0.0001 per share, and 49,000,000 shares of common stock, par value $0.0001 per share.

Common Stock

      Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board of Directors out of funds legally available therefor. Pursuant to our Certificate of Incorporation, holders of common stock are entitled to one vote per share, and are entitled to vote upon such matters and in such manner as may be provided by law. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of common stock, upon the liquidation, dissolution or winding up of the company, are entitled to share equally and ratably in the assets of our company. The outstanding shares of common stock are, and the shares of common stock to be offered hereby when issued will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock which we may issue in the future.

Preferred Stock

      Our Board of Directors may issue up to 1,000,000 shares of preferred stock in one or more series and, subject to the provision of the Delaware General Corporation Law, may fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof and the number of shares constituting any series and the designation thereof. In addition, our Board of Directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

      Our Board of Directors has the power to issue our preferred stock with voting and conversion rights that could negatively affect the voting or other rights of our common stockholders, and our Board of Directors could take that action without stockholder approval. The issuance of our preferred stock could delay or prevent a change in control of our company.

      If we offer any series of preferred stock, the applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price (or its manner of calculation) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

      Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Pharmacyclics rank:

•	senior to all classes or series of our common, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•	on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•	junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

      As used for these purposes, the term “equity securities” does not include convertible debt securities.

Stockholder Rights Plan

      On December 13, 2001, pursuant to Section 27 of the Prior Agreement, the Company’s Board of Directors authorized and approved an Amended and Restated Rights Agreement (the “Rights Agreement”) dated as of February 15, 2002, to provide, among other things, a dividend (a “Right”) of one share of Series A Junior Participating Preferred Stock (“Preferred Share”) purchase right for each outstanding share of Common Stock, $0.0001 par value (the “Common Shares”). The common stock currently trades with a right to purchase a Preferred Share. A preferred share purchase right will be attached to each share of common stock issued during the term of the rights plan. Under the Rights Agreement, each Right entitles the holder to purchase from the Company one one-thousandth of a Preferred Share for $125.00, subject to anti-dilution adjustments, upon the triggering event of a person acquiring, or making a tender or exchange offer for, 15% or more of the Company’s outstanding common stock. In the event that any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of the outstanding Common Shares, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon exercise, that number of Common Shares (or cash, other securities or property) having a market value of two times the exercise price of the Right. In addition, in the event that, following the Distribution Date, the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

      At any time prior to the tenth (10th) business day after the Distribution Date (unless the Board of Directors extends such ten (10) day period), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish.

      The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, since the Rights may be redeemed by the Company at the Redemption Price prior to the occurrence of a Distribution Date.

      This foregoing description of the Rights is intended as a summary only and is qualified in its entirety by reference to the Rights Agreement. Capitalized terms used and not otherwise defined herein shall have the meaning given to them in the Rights Agreement. To obtain a copy of the Rights Agreement see the section of this prospectus entitled “Where You Can Find More Information.”

Anti-Takeover Effects of Delaware Law

      We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to exceptions; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

      Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholders;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

      In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the Corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF DEBT SECURITIES

      The debt securities covered by this prospectus will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.

      The following is a summary of the most important provisions and definitions of the indenture. For additional information, you should look at the applicable indenture that is filed as an exhibit to the registration statement which includes the prospectus. In this description of the debt securities, the words “Pharmacyclics,” “we,” “us” or “our” refer only to Pharmacyclics and not to any subsidiary.

General

      The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordination;”

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

      Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

      Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

      Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

      We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

      In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

      We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

      The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

      No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement.

      As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indentures.

      Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

      Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

      Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

      The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

      The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

      We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

      All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

      We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

      Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series for 30 days when due;

(3) failure to deposit any sinking fund payment when due;

(4) failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture;

(5) our bankruptcy, insolvency or reorganization; and

(6) any other event of default specified in the prospectus supplement.

      An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

      If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

      If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

      After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

      Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

      A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

      Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

      We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

      Pharmacyclics and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

      However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the rate of interest on any debt security;

•	change the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security;

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right to convert any debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

      We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

      Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

(1) the subordination provisions under a subordinated indenture; and

(2) covenants as to payment of taxes and maintenance of corporate existence.

      To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

      If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

      Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

      The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

      The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

      The trustee is permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

      Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

      Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

      We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

      We may resume payments and distributions on subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

      No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

      If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

      In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

      We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

      We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

      “indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

      “senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries; and

•	subordinated debt securities.

DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

      The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

      We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

      We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

      If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

      If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

      We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

      The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

      The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

      Latham & Watkins LLP, Menlo Park, California, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

      The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.